EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT


                            DATED AS OF JULY 22, 2005


                                      AMONG


                            ICONIX BRAND GROUP, INC.,

                                                                          BUYER,


               JOE BOXER COMPANY, LLC, JOE BOXER LICENSING, LLC
                JBC CANADA HOLDINGS, LLC, JOE BOXER CANADA, LP


                                                  (COLLECTIVELY, THE "SELLERS"),


                                       AND
                                     EACH OF

   WILLIAM SWEEDLER, DAVID SWEEDLER, ALAN RUMMELSBURG, JOSEPH SWEEDLER AND
                                 ARNOLD SURESKY


                                               (COLLECTIVELY, THE "PRINCIPALS").
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                               TABLE OF CONTENTS

                                                                            PAGE

1.    Certain Definitions....................................................1

2.    Sale and Purchase of Assets............................................8

      2.1   Assets...........................................................8
      2.2   Excluded Assets..................................................9
      2.3   Assumption of Certain Liabilities................................9
      2.4   Non-Assumption of Liabilities...................................10
      2.5   Delivery of Certain Assets......................................10

3.    Closing; Purchase Price...............................................10

      3.1   Closing Date and Place..........................................10
      3.2   Purchase Price..................................................10
      3.3   Purchase Price Allocation.......................................10

4.    Representations, Warranties and Covenants of Sellers..................11

      4.1   Due Incorporation and Qualification.............................11
      4.2   Equity Interests................................................11
      4.3   Authority to Execute and Perform Agreement......................11
      4.4   Financial Statements............................................11
      4.5   No Asset Material Adverse Change................................12
      4.6   Tax Matters.....................................................12
      4.7   Compliance with Laws............................................12
      4.8   Permits.........................................................12
      4.9   No Breach.......................................................12
      4.10  Consents........................................................13
      4.11  Judgments and Proceedings.......................................13
      4.12  Employee Relations..............................................13
      4.13  Contracts.......................................................13
      4.14  Accounts Receivable.............................................14
      4.15  Inventory.......................................................14
      4.16  Tangible Property...............................................14
      4.17  Intangibles.....................................................14
      4.18  Title...........................................................15
      4.19  Indebtedness....................................................15
      4.20  Undisclosed Liabilities.........................................15
      4.21  Customers and Licensees.........................................15
      4.22  Employee Benefit Plans..........................................15
      4.23  Insurance.......................................................15
      4.24  Software........................................................15
      4.25  No Broker.......................................................16


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                               TABLE OF CONTENTS

                                                                            PAGE

      4.26  Investment Matters..............................................16
      4.27  Real Property. No Seller owns any Real Property.................16
      4.28  Assets..........................................................17

5.    Representations and Warranties of Buyer...............................17

      5.1   Subsidiaries....................................................17
      5.2   Due Incorporation and Qualification.............................17
      5.3   Authority to Execute and Perform Agreement......................17
      5.4   No Breach.......................................................17
      5.5   No Broker.......................................................18
      5.6   Capitalization..................................................18
      5.7   Tax Matters.....................................................18
      5.8   Issuance of Buyer's Stock.......................................18
      5.9   Filings, Consents and Approvals.................................19
      5.10  Regulatory Compliance...........................................19
      5.11  No Buyer Material Adverse Change................................19
      5.12  Internal Accounting Controls....................................19
      5.13  Listing and Maintenance Requirements............................20
      5.14  Compliance with Laws............................................20
      5.15  Investment Company..............................................20
      5.16  Application of Takeover Protections.............................20

6.    Closing Deliveries of Sellers.........................................20

      6.1   Opinion of Counsel..............................................20
      6.2   Transfer Documentation..........................................20
      6.3   Secretary Certificate...........................................21
      6.4   Organic Amendments..............................................21
      6.5   Good Standing Certificates......................................21
      6.6   Incumbency Certificates.........................................21
      6.7   Licensing Fees..................................................21
      6.8   Employment Agreements...........................................21

7.    Closing Deliveries of Buyer...........................................21

      7.1   Opinion of Counsel..............................................21
      7.2   Transfer Documentation..........................................21
      7.3   Secretary Certificate...........................................21
      7.4   Good Standing Certificates......................................21
      7.5   Incumbency Certificates.........................................22
      7.6   Employment Agreements...........................................22

8.    Interpretation and Survival of Representations and Warranties.........22

9.    Certain Post-Closing Obligations......................................22

      9.1   Voting Restrictions.............................................23
      9.2   Automatic Registration..........................................23


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                               TABLE OF CONTENTS

                                                                            PAGE

      9.3   Other Registration Rights.......................................27
      9.4   Form D..........................................................28
      9.5   Integration.....................................................28
      9.6   Cooperation on Tax Matters......................................28
      9.7   Assistance with Audits..........................................28

10.   Indemnification.......................................................29

      10.1  Obligation of Sellers and Principals to Indemnify...............29
      10.2  Limitation as to the Sellers' and the Principals'
            Indemnification Obligations.....................................29
      10.3  Obligation of Buyer to Indemnify................................31
      10.4  Limitation as to the Buyer's Indemnification Obligations........32
      10.5  Third Party Claims..............................................32
      10.6  Assistance......................................................33

11.   Waiver of Bulk Sales Compliance.......................................33

12.   Expenses..............................................................33

13.   Further Assurances....................................................34

14.   Non-compete...........................................................34

15.   Miscellaneous.........................................................34

      15.1  Publicity.......................................................35
      15.2  Notices.........................................................35
      15.3  Entire Agreement................................................36
      15.4  Waivers and Amendments..........................................36
      15.5  Binding Agreement...............................................36
      15.6  Governing Law...................................................36
      15.7  Assignment......................................................36
      15.8  Variations in Pronouns..........................................37
      15.9  Severability....................................................37
      15.10 Counterparts....................................................37
      15.11 Exhibits and Schedules..........................................37
      15.12 Headings........................................................37
      15.13 Consent to Jurisdiction and Service of Process..................37


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SCHEDULE        DESCRIPTION

    2.1(3)      Specified Contracts
    2.3(3)      Assumed Liabilities
    3.3         Purchase Price Allocation
    4.2         Seller Equity Interests
    4.4         Seller Financial Statements
    4.6         Seller Tax Matters
    4.8         Seller Permits
    4.10        Seller Consents
    4.13(1)     Seller Contracts
    4.13(2)     Tier I Specified Contracts
    4.14        Seller Accounts Receivable
    4.15        Seller Inventory
    4.17        Seller Intangibles
    4.18        Seller Title
    4.19        Seller Indebtedness
    4.22        Seller Benefit Plans
    4.23        Seller Insurance
    4.24        Seller Software
    4.25        No Seller Broker
    5.1         Buyer Subsidiaries
    5.5         No Buyer Broker
    5.6         Buyer Capitalization
    5.10        Buyer Regulatory Compliance
    5.15        Buyer Compliance with Laws

Annex A         Notice Information for Principals
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                            ASSET PURCHASE AGREEMENT

      AGREEMENT, dated as of July 22, 2005, by and among Iconix Brand Group, Inc., a Delaware corporation ("Buyer"), Joe Boxer Company, LLC, a Delaware limited liability company, Joe Boxer Licensing, LLC, a Delaware limited liability company, JBC Canada Holdings, LLC, a Delaware limited liability company, Joe Boxer Canada, LP, a Delaware limited partnership (collectively, the "Sellers"), and William Sweedler, David Sweedler, Alan Rummelsburg, Joseph Sweedler and Arnold Suresky (the "Principals").

                                   Background

      WHEREAS, Sellers are engaged in the business of marketing and licensing the JOE BOXER(R) family of Marks and names for use in connection with a wide variety of goods;

      WHEREAS, the Principals indirectly own or control all of the outstanding equity, ownership and beneficial interests of each of the Sellers;

      WHEREAS, Buyer desires to acquire substantially all of the assets of Sellers and to assume certain of Sellers' liabilities, and Sellers desire to sell such assets to Buyer, all upon the terms and subject to the conditions hereinafter set forth; and

      WHEREAS, in connection with the transactions contemplated herein, Buyer will issue to the Sellers certain shares of Buyer's Stock as partial consideration for Buyer's purchase of the assets hereunder.

      NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and intending to be legally bound, the parties agree as follows:

      1. Certain Definitions. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (1) the terms defined in this Section have the meanings assigned to them in this Section, wherever they appear in this Agreement (2) all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principles in the United States consistently applied and as in effect on the date hereof ("GAAP") and (3) all words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement, as a whole and not to any particular Section or other subdivision.

            1.1 "Accounts Receivable" means all of the Sellers' respective accounts receivable (billed and unbilled).

            1.2 "Acknowledged Encumbrances" means, collectively, (i) Encumbrances specifically disclosed or reserved against in the Financial Statements, (ii) Encumbrances for Taxes, fees, levies, duties or other governmental charges not yet past due or duly reserved for and being contested in good faith by appropriate proceedings which suspend the collection thereof


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and (iii) Encumbrances for mechanics, material, laborers, employees, suppliers or similar liens arising by operation of Law for sums which are not yet past due.

            1.3 "Affiliate" means, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the specified Person.

            1.4 "Asset Material Adverse Change" means any change in the Assets that, individually or in the aggregate, has an Asset Material Adverse Effect.

            1.5 "Asset Material Adverse Effect" means a material adverse effect on the Assets, taken as a whole, other than (i) effects resulting from the execution or announcement of this Agreement or any other Transaction Document or resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement or any other Transaction Document, (ii) effects of any change arising in connection with acts of war, sabotage, terrorism, military actions or the escalation thereof, (iii) effects of any change in applicable Laws, regulations or accounting rules, (iv) changes in general economic, financial, regulatory, political or market conditions in the world and (v) changes in conditions or developments generally applicable to the industries in which the Assets are utilized and that do not affect the Assets in any manner materially disproportionate to other Persons in such industry.

            1.6 "Buyer Material Adverse Change" means any change in the business, properties, assets or financial condition of Buyer or any of its Subsidiaries that, individually or in the aggregate, has a Buyer Material Adverse Effect.

            1.7 "Buyer Material Adverse Effect" means a material adverse effect on the business, properties, assets or financial condition of Buyer and its Subsidiaries, taken as a whole, other than (i) effects resulting from the execution or announcement of this Agreement or any other Transaction Document or resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement or any other Transaction Document, (ii) effects of any change arising in connection with acts of war, sabotage, terrorism, military actions or the escalation thereof, (iii) effects of any change in applicable Laws, regulations or accounting rules, (iv) changes in general economic, financial, regulatory, political or market conditions in the world and (v) changes in conditions or developments generally applicable to the industries in which Buyer is involved and that do not affect Buyer in any manner materially disproportionate to other Persons in such industry.

            1.8 "Buyer's Stock" means shares of common stock, $0.001 par value per share, of Iconix Brand Group, Inc.

            1.9 "Code" means the Internal Revenue Code of 1986, as amended.

            1.10 "Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar


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to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result or to avoid the occurrence of a default.

            1.11 "Contract" means any written contract, agreement, instrument, order, commitment or binding arrangement, express or implied, of any nature whatsoever.

            1.12 "Contract Right" means any right, power or remedy under any Contract, including but not limited to rights to receive property or services or otherwise to derive benefits from the payment, satisfaction or performance of another party's obligations.

            1.13 "Documents" means and includes any document, agreement, instrument, certificate, notice, Consent, affidavit, correspondence (by letter, electronic mail, telex or otherwise), written statement, schedule or exhibit whatsoever.

            1.14 "Employee Benefit Plan" means (1) any employee benefit plan, as defined in Section 3(3) of ERISA, or (2) any other material plan, trust agreement or arrangement for any bonus, severance, hospitalization, vacation, deferred compensation, pension or profit sharing, retirement, payroll savings, stock option, group insurance, death benefit, fringe benefit, welfare or any other employee benefit plan or fringe benefit arrangement of any nature whatsoever.

            1.15 "Encumbrance" means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, covenant, restriction, or any other encumbrance, claim, burden or charge of any kind or nature whatsoever.

            1.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            1.17 "Excluded Transactions" shall mean any transaction or series of transactions that, directly or indirectly, (A) results in any holder of the Shares receiving proportionately less or different consideration for any Shares held by such holder or otherwise being treated disproportionately adversely than any other holder of Buyer's Stock or other interests convertible, exchangeable or exercisable into shares of Buyer's Stock; (B) has the effect of increasing the proportionate share of the outstanding Buyer's Stock held by any Affiliate of Buyer, except as a result of (y) the issuance to such Affiliate for fair value of any such shares of Buyer's Stock on terms and conditions approved by the Board, or (z) the issuance of equity securities of Buyer to Buyer's employees in the ordinary course of business pursuant to employee benefit plans or arrangements approved by the Board; (C) has an adverse effect on any existing employment, consulting or other arrangement between Buyer or any of its Subsidiaries and any such holder or any Affiliate of such holder of Shares; or
(D) would subject any holder of Shares to liability under any applicable Law.

            1.18 "Family Group" means, with respect to any Person, (i) such Person's spouse, parents, grandparents, heirs and lineal descendants (whether natural or adopted), (ii) any trust for the benefit of such Person or any of the


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other Persons identified in clause (i) above, and (iii) any retirement plan for such Person or any of the other Persons identified in clause (i) above.

            1.19 "First Level Capped Seller Failure of Representation" shall mean any Seller Failure of Representation other than a Tier I Specified Contract Failure of Representation or a Second Level Capped Seller Failure of Representation.

            1.20 "Guaranteed Minimum Royalties" means, as applicable, (i) with respect to the Kmart Contract, the Minimum Royalties (as such term is defined in the Kmart Contract as in effect on the date hereof) payable pursuant to the Kmart Contract as in effect on the date hereof, (ii) with respect to the Canada Contract I, shall relate solely to the Minimum Royalties (as such term is defined in the Canada Contract I as in effect on the date hereof) payable pursuant to the Canada Contract I as in effect on the date hereof and (iii) with respect to the Canada Contract II, shall relate solely to the Minimum Royalties (as such term is defined in the Canada Contract II as in effect on the date hereof) payable pursuant to the Canada Contract II as in effect on the date hereof.

            1.21 "Graham Retained Liabilities" means any and all Liabilities of any of the Sellers to Nicholas Graham.

            1.22 "Indebtedness" means all indebtedness for borrowed money.

            1.23 "Insurance Policies" means any policy or binder for fire, public liability, product liability, general liability, life, hospital, medical, disability, comprehensive, automobile, property damage, workmen's compensation, key man, fidelity bond, theft, forgery, vehicular, or errors and omissions insurance, or for any other insurance of any nature whatsoever.

            1.24 "Intangible" means, throughout the world, the Marks, trademark registrations, service mark registrations, all trade secrets, Permits, licenses, patterns, pressbooks, promotional material, artwork, design rights, vendor numbers, know-how, patents, patent applications, copyrights, copyright applications, Web sites (including, but not limited to, domain names), designs, formula, invention, product right, technology, Software, database or other intangible asset of any nature, whether in use, operational, active, under development or design, non-operative, or inactive, owned, marketed, maintained, supported, used, licensed or otherwise held for use by, or licensed to or with respect to which rights are granted to, a Seller, and all good will, whether or not related to the foregoing, whether arising under statutory or common law in any jurisdiction or otherwise, in each case, to the extent owned by one or more of the Sellers on the Closing Date, and includes, without limitation, any and all Intellectual Property Rights in and to the foregoing and the right to sue for past infringement of any Intangibles.

            1.25 "Intellectual Property Right(s)" means any and all proprietary rights (throughout the universe, in all media (including all uniform resource locators (URLs)), now existing or created in the future, and for the entire duration of such rights) arising under statutory or common law, contract, or otherwise, and whether or not perfected, owned or used by the Sellers pursuant to license, permission or other valid right, including without limitation, all


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(a) patents, reissues and reexamined patents, and patent applications, whenever filed and wherever issued, and all priority rights resulting from such applications; (b) rights associated with works of authorship including, but not limited to, copyrights, moral rights, copyright applications, copyright registrations, and rights to prepare derivative works; (c) rights relating to the protection of trade secrets and confidential information; (d) rights in trademarks, trademark registrations, service marks, service mark registrations, trade names, logos, symbols, and the like; (e) rights analogous to those set forth in this definition and any and all other proprietary rights relating to Intangibles; and (f) divisions, continuations, continuations-in-part, substitutes, renewals, reissues and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued, or acquired; provided in case of each of the foregoing any such Intellectual Property Right owned by the Sellers and the right to sue for past infringement of any such Intellectual Property Rights.

            1.26 "Inventory" means any raw materials, supplies, work-in-progress, finished goods, archived apparel, parts or any other inventory of any nature whatsoever owned by the Sellers on the Closing Date. As used in this Agreement, the term also includes finished products sold by Sellers prior to the Closing Date and returned to inventory for any reason following the Closing Date.

            1.27 "IRS" means the Internal Revenue Service.

            1.28 "Judgment" means any order, writ, injunction, fine, citation, award, decree or any other judgment of any kind whatsoever of any foreign, federal, state or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

            1.29 "Law" means any provision of any law, statute, ordinance, order, constitution, charter, treaty, rule or regulation enacted, approved or adopted by any governmental, administrative or regulatory authority, including common law.

            1.30 "Liabilities" means any direct or indirect Indebtedness, liability, claim, loss, damage, Judgment, deficiency or obligation, known or unknown, fixed or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise required by GAAP to be set forth on financial statements.

            1.31 "Licensing Fees" mean any and all fees due to Sellers after June 30, 2005 from its existing licensees under the Specified Contracts, including but not limited to, the $3.75 million fee due to Sellers on July 1, 2005 under the License Agreement between Joe Boxer Licensing, LLC and Kmart Corporation dated August 13, 2001 (the "Kmart Contract").

            1.32 "Losses" means any and all Liabilities, Proceedings, causes of action, actual and documented costs and expenses including, without limitation, costs of investigation, actual interest costs, penalties and reasonable attorneys' fees; provided, however, the term "Losses" shall not include any consequential, incidental, special, exemplary or punitive damages or losses or any losses based upon a theory of lost profits.


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            1.33 "Marks" means all names, corporate names, domain names, trademarks, trademark applications, service marks, service mark applications, trade names, brand names, product names, logos, trade dress, symbols, slogans or other designations owned by any Seller.

            1.34 "Permit" means any license, permit, certificate, Consent, right or privilege of any kind or nature whatsoever granted, issued, approved or allowed by any foreign, federal, state or local governmental, administrative or regulatory authority.

            1.35 "Permitted Holder" means, with respect to any Seller or Principal, each of (i) Andrew Tarshis and any member of his Family Group, (ii) Nicholas Graham and any member of his Family Group, (iii) any Affiliate of such Seller or Principal and (iv) with respect to any Principal, any member of such Principal's Family Group.

            1.36 "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, association, joint-stock company, unincorporated organization, cooperative, trust, estate, government entity or authority (including any branch, subdivision or agency thereof), administrative or regulatory authority, or any other entity of any kind or nature whatsoever.

            1.37 "Proceeding" means any claim, suit, action, equitable action, litigation, investigation, arbitration, administrative hearing or any other judicial or administrative proceeding of any kind or nature whatsoever, or any formal demand which might lead to any of the foregoing.

            1.38 "Prospectus" means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Shares covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            1.39 "Real Property" means any real estate, land, building, structure, improvement or other real property of any kind or nature whatsoever owned, leased or occupied by any Seller, all shares of stock or other ownership interests through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including, without limitation, easements, covenants, water rights, sewer rights and utility rights.

            1.40 "Registration Statement" means the registration statement required to be filed hereunder in accordance with Section 9.2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.


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            1.41 "Second Level Capped Seller Failure of Representation" means any breach of the representations and warranties of Sellers set forth in Section 4.17.

            1.42 "Securities Act" means the Securities Act of 1933, as amended.

            1.43 "Sellers' Actual Knowledge" means the actual knowledge of William Sweedler or Andrew Tarshis after due inquiry of such persons with such individuals employed by the Sellers responsible for the matter being represented or warranted.

            1.44 "Software" means any computer program, operating system, applications system, firmware or software of any kind or nature whatsoever, including, without limitation, all object code, source code, technical manuals, user manuals and other documentation therefor, whether in machine-readable form, a programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media.

            1.45 "Subsidiaries" with respect to any Person, means any other Person or business entity, with respect to whom 50% or more of the equity interest (or debt or other interest convertible into an equity interest) is owned directly or indirectly by such Person.

            1.46 "Tangible Property" means any machinery, buildings, fixtures, equipment, parts, furniture, leasehold improvements, office equipment, vehicles, tools, forms, supplies or other tangible property of any kind or nature whatsoever, in each case, owned by any Seller on the Closing Date.

            1.47 "Tax" or "Taxes" means all taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority or other governmental authority, including, but not limited to, those on or measured by or referred to as income, franchise, profits, gross receipts, capital, ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto.

            1.48 "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information (including any amendments thereto) that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any governmental authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

            1.49 "Tier I Specified Contract Counterparty" means, as applicable,
(i) with respect to the Kmart Contract, Kmart Corporation, (ii) with respect to


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the Canada Contract I, Caulfeild Apparel Group Ltd. and (iii) with respect to the Canada Contract II, Boys Will Be Boys Clothing, Inc.

            1.50 "Tier I Specified Contract Failure of Representation" means any breach of the representations and warranties of Sellers set forth in Section 4.13(2), to the extent that such breach satisfies each of the following conditions: (a) such breach is based upon the existence of, as of the date hereof, a breach or default by Joe Boxer Licensing, LLC or Joe Boxer Canada, LP, as applicable, of a Tier I Specified Contract, and (b) as a result of such breach or default, pursuant to the terms of such Tier I Specified Contract in effect as of the date hereof, the applicable Tier I Specified Contract Counterparty is not required to pay, and in fact does not pay, any applicable Guaranteed Minimum Royalties to Buyer that would, but for the existence of such breach or default, otherwise be payable to Buyer after the date hereof but prior to the expiration of the current term thereof (without giving effect to any renewal or extension thereof) under the terms of such Tier I Specified Contract (the actual amount of any such applicable Guaranteed Minimum Royalties that are not so paid in respect of a Tier I Specified Contract Failure of Representation is herein referred to as the "Applicable Royalties").

            1.51 "Tier I Specified Contracts" means each of (i) the Kmart Contract, (ii) the License Agreement, dated as of April 1, 2001, between Joe Boxer Canada, LP and Caulfeild Apparel Group Ltd. (the "Canada Contract I") and
(iii) the License Agreement, dated as of May 5, 2001, between Joe Boxer Canada, LP and Boys Will Be Boys Clothing, Inc. (the "Canada Contract II"), in each case, as in effect on the date hereof.

            1.52 "Tier II Specified Contracts" means each of the Specified Contracts other than the Tier I Specified Contracts.

            1.53 "Transaction Documents" means, collectively, this Agreement and each other Document required to be executed in connection with the transactions contemplated hereby.

      2. Sale and Purchase of Assets.

            2.1 Assets. On the Closing Date (as hereinafter defined), subject to and upon the terms and conditions contained herein, Sellers will sell, transfer, convey, assign and deliver to Buyer, and Buyer will purchase and acquire from Sellers, all of the Sellers' right, title and interest in and to all of the following (all of which (other than Excluded Assets) being hereinafter collectively referred to as the "Assets"), in each case, other than any Excluded
Asset:

                  (1) All Tangible Property of Sellers;

                  (2) All Licensing Fees actually paid to Sellers on or prior to the Closing Date;

                  (3) All of Sellers' rights, powers and privileges in and to the Contracts described on Schedule 2.1(3) ("Specified Contracts") and all Contract Rights thereunder;

                  (4) All Intangibles owned by Sellers and all Intellectual Property Rights associated therewith;

                  (5) All files, books and records, invoices, ledgers, sales acknowledgments and other data pertaining to the foregoing ("Books and Records") (provided, however that (x) Sellers may retain their Books and Records of original entry and shall provide Buyer with copies thereof and (y) the term "Books and Records" shall not include any corporate charter, certificate of formation, limited liability company agreement, operating agreement, qualifications to conduct business as a foreign company, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, and other documents relating to the organization, maintenance and existence of the Sellers, and all of the Sellers' privileged communications, oral or written, between any Seller's officers, directors or employees, on one hand, and such Seller's attorneys, agents or other representatives, on the other hand); and

                  (6) All of Sellers' claims, causes of action and other legal rights and remedies, whether or not known as of the Closing, relating to Sellers' ownership of the Assets, but excluding claims against Buyer with respect to the transactions contemplated herein.

            2.2 Excluded Assets. Notwithstanding anything to the contrary contained herein, there is excluded from the sale and purchase contemplated by this Agreement the following assets of Sellers (the "Excluded Assets"):

                  (1) All Contracts (and associated Contract Rights) other than the Specified Contracts;

                  (2) All cash or cash equivalents, except for the Licensing
Fees;

                  (3) All Tax Returns and all refunds, rebates or similar items of Taxes to the extent such Taxes were paid by or on behalf of the Sellers or any of their affiliates or equity holders;

                  (4) Any of the rights of the Sellers under this Agreement;

                  (5) All rights to use any property or asset owned by Windsong Allegiance Group, LLC or any of its affiliates or related Persons in connection with the business of the Sellers;

                  (6) All of the equity interests of the Sellers in any other Person; and

                  (7) All of Sellers' right, title and interest in and to Sellers' Real Property and all of Sellers' rights under all Contracts relating to the Real Property.

            2.3 Assumption of Certain Liabilities. On the terms and subject to the conditions set forth herein, from and after the Closing Date, Buyer will assume, perform and pay only the following Liabilities ("Specified Liabilities") but only to the extent the same are not incurred or resulting from (directly or indirectly) any breach of any representation, warranty or covenant of Sellers noted herein:

                  (1) All Liabilities of Sellers in respect of any Asset, in each case, arising after the Closing Date;

                  (2) All Liabilities of any Seller under, or in connection with, any Specified Contract whether arising prior to, on, or following the Closing Date; and

                  (3) All such other Liabilities specifically set forth on
Schedule 2.3(3) hereof.

            2.4 Non-Assumption of Liabilities. Notwithstanding anything herein capable of interpretation to the contrary, Buyer does not assume any Liabilities of the Sellers other than the Specified Liabilities (any such Liabilities not so assumed are herein referred to as the "Retained Liabilities," it being acknowledged and agreed that all Graham Retained Liabilities shall constitute Retained Liabilities).

            2.5 Delivery of Certain Assets. On the Closing Date, Sellers shall deliver, on behalf of Buyer, all of the Assets which are comprised of Intangibles and Intellectual Property Rights directly to IP Holdings LLC, an indirect wholly-owned Subsidiary of Buyer ("IP Holdings"). The parties hereto acknowledge and agree that, notwithstanding this Section 2.5, all of the Assets, including the Assets subject to this Section 2.5, are being acquired by Buyer hereunder and the delivery by Sellers of the Assets subject to this Section 2.5 to IP Holdings shall be deemed to be a delivery of such Assets initially to Buyer followed by a contribution of such Assets by Buyer to the capital of IP Holdings. It is hereby acknowledged and agreed that the Sellers shall not be obligated to deliver to Buyer at Closing any Assets comprised of Tangible Property or Books and Records, and that the Sellers shall retain possession (but not ownership) of such Tangible Property and Books and Records until such time as Buyer shall direct Sellers to deliver such Assets to an identified location, at which time Sellers shall promptly deliver such Assets as so directed by Buyer.

      3. Closing; Purchase Price

            3.1 Closing Date and Place. Consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on the date hereof (the "Closing Date"). The Closing shall take place at the offices of Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, commencing at 10:00 A.M. (local time), on the Closing Date, or at such other time or place as the parties may agree in writing.

            3.2 Purchase Price. In consideration of the sale, transfer, conveyance and delivery of the Assets, and in reliance upon the representations and warranties made herein by Sellers and Principals, Buyer shall, on the Closing Date, in full payment thereof, pay to Sellers, or their respective designees, the following consideration: (i) Forty Million Dollars ($40,000,000) payable in immediately available funds at the Closing (the "Cash Consideration") and (ii) the issuance of 4,350,000 restricted shares of Buyer's Stock, (the

"Shares" and together with the Cash Consideration and the Specified Liabilities, collectively hereinafter referred to as the "Purchase Price") and (iii) the assumption of the Specified Liabilities. At the Closing, the Purchase Price will be paid by Buyer in accordance with written instructions delivered by Sellers to Buyer prior to the Closing.

            3.3 Purchase Price Allocation. The Purchase Price for the Assets shall be allocated in a manner set forth on Schedule 3.3 hereto. In connection with the determination of such schedule, the parties shall cooperate with each other and provide such information as any of them shall reasonably request. The parties shall (a) prepare and, where applicable, file each report relating to the federal, state, local, foreign and other Tax consequences of the purchase and sale contemplated hereby (including the filing of IRS Form 8594) in a manner consistent with such allocation schedule and (b) take no position in any Tax Return or other Tax filing, proceeding, audit or otherwise which is inconsistent with such allocation.

      4. Representations, Warranties and Covenants of Sellers. Knowing that Buyer relies thereon, Sellers, jointly and severally, represent, warrant and covenant to Buyer as of the Closing Date as follows:

            4.1 Due Incorporation and Qualification. Each of Sellers is a limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Each of Sellers has the limited liability company or limited partnership power and authority necessary to own, lease and operate the Assets, to carry on their respective businesses as and where such businesses are now conducted, except where the failure to have such power and authority would not have an Asset Material Adverse Effect. Each of Sellers has the limited liability company or limited partnership power and authority necessary to enter into and perform this Agreement and to consummate the transactions contemplated hereby upon the terms and conditions herein provided. Each of Sellers is duly qualified as a foreign limited liability company or limited partnership in good standing under the Laws of each jurisdiction in which the nature of their respective businesses or the location of any of the Assets requires such licensing or qualification, except where the failure to be so qualified or licensed would not have an Asset Material Adverse Effect.

            4.2 Equity Interests. Except for the Persons listed on Schedule 4.2, there are no other record or beneficial owners of any equity security of any Seller or any parent company or entity of any Seller. Except for the interests listed on Schedule 4.2, there were and currently are no other issued or outstanding equity interests of any Seller or any parent company or entity of any Seller.

            4.3 Authority to Execute and Perform Agreement. Each Seller has the requisite limited liability company or limited partnership power and authority to execute, deliver and perform this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each other Transaction Document to which such Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company or limited partnership action on the part of each Seller. This Agreement and each other Transaction Document to which a Seller or a Principal is a party constitutes a valid and legally binding agreement of the Sellers and Principals party thereto enforceable against each of the Sellers and Principals party thereto in accordance with their respective terms and conditions, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting creditors' rights generally or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            4.4 Financial Statements. Attached to Schedule 4.4 are complete copies of the audited financial statements and notes thereto of JBC Holdings, LLC and its subsidiaries at and for the twelve months ended December 31, 2003 (the "Audited Financial Statements"). The Audited Financial Statements, including the footnotes thereto, were audited and reported upon by Weisbart, Altman, Schaelson & Slavet LLP, independent certified public accountants, in an unqualified auditors' opinion without an explanatory paragraph. Schedule 4.4 also sets forth (i) the unaudited financial statements and notes thereto of Windsong Allegiance Group, LLC and its subsidiaries at and for the twelve months ended December 31, 2004 (the "2004 Financial Statement"), and (ii) the Sellers' unaudited income statement for the five (5) months ended May 31, 2005 (together with the 2004 Financial Statement, the "Unaudited Financial Statements" and together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements have been prepared from the books and records of the applicable entities and present fairly in all material respects the financial position of the applicable entities as at such dates and the results of its operations and the changes in its retained earnings and its financial positions for the periods then ended in accordance with GAAP consistently applied throughout the periods indicated (except, in the case of the Unaudited Financial Statements, for normal year-end adjustments and the absence of footnotes). Since December 31, 2004, there have been no material changes in the accounting policies of any Seller except for any such changes required pursuant to GAAP.

            4.5 No Asset Material Adverse Change. Since December 31, 2004 there has not occurred an Asset Material Adverse Change.

            4.6 Tax Matters. Except to the extent that a failure to file a Tax Return, pay, collect or withhold Taxes, or any inaccuracy in a Tax Return would not result in Buyer being liable for such Taxes, (i) the Sellers have timely filed all Tax Returns (other than franchise Tax Returns) that are required to be filed before the Closing Date, (ii) the information provided on such Tax Returns is complete and accurate in all material respects and (iii) all Taxes due on such Tax Returns have been paid in full. No material claim has ever been made by any governmental authority in a jurisdiction where any Seller does not file a Tax Return that it is or may be subject to taxation by that jurisdiction. None of the Assets is subject to any lien for Taxes, other than in respect of Taxes not yet past due or duly reserved for and being contested in good faith by appropriate proceedings which suspend the collection thereof.

      t 12 4.7 Compliance with Laws. Since January 1, 2002, the Sellers' respective businesses have been conducted in compliance with all applicable Laws, except for any failure to be so conducted that would not have an Asset Material Adverse Effect. Since January 1, 2002, no Seller has received written notice of any alleged violation of or claim under any such Law.

            4.8 Permits. Each Seller holds as of the date of signing this Agreement all Permits which are necessary for it to conduct its business as presently conducted, expect for any Permit the failure to so hold would not have an Asset Material Adverse Effect. A true, correct and complete list of each of the material Permits currently held by the Sellers in respect of their respective businesses (the "Applicable Permits") is set forth in Schedule 4.8. Each Applicable Permit is in full force and effect, except where the failure to so be in full force and effect would not have an Asset Material Adverse Effect. The Sellers have not received any written notice alleging a current violation under any Applicable Permit. No Proceeding is pending, or, to the Sellers' Actual Knowledge, threatened , to revoke or terminate any Permit.

            4.9 No Breach. The consummation of the transactions herein contemplated including, without limitation, the execution, delivery and performance by the Sellers of this Agreement and each of the other Transaction Documents to which a Seller is a party do not and will not (1) constitute a violation of or default under (either immediately or upon notice, lapse of time or both) or result in a breach of (a) any Seller's limited liability company agreement or limited partnership agreement, (b) any Judgment relating to the Assets and binding upon any Seller, (c) any Applicable Permit; or (d) any Law applicable to the Assets, except, in the cases of clause (b), (c) or (d), any such violation, default or breach that would not have an Asset Material Adverse Effect; or (2) result in the creation or imposition of any Encumbrance (other than any Acknowledged Encumbrance) on any of the Assets, except for any such Encumbrance created or imposed by, through or under Buyer or any of its affiliates or any of their respective Indebtedness.

            4.10 Consents. Except as set forth in Schedule 4.10, no Consent is required to be obtained by a Seller or Principal in connection with the execution, delivery and performance by Sellers or Principals of this Agreement or the consummation of the transactions contemplated hereby, other than any such Consent the failure to so obtain would not have an Asset Material Adverse Effect.

            4.11 Judgments and Proceedings. There is no unsatisfied Judgment against any Seller relating to the Assets. There is no Proceeding pending or, to the Sellers Actual Knowledge, threatened, against any Seller or against or affecting any of the Assets, which, if adversely determined, would have an Asset Material Adverse Effect.

            4.12 Employee Relations. As of the Closing Date, no Seller has any employees.

            4.13 Contracts.

                  (1) Schedule 4.13(1) sets forth a true and correct list of all material Contracts to which any Asset is bound.

                  (2) True and correct copies of all of the Tier I Specified Contracts have been delivered to Buyer. Except as set forth on Schedule 4.13(2),
(a) all of the Tier I Specified Contracts are in full force and effect; (b) neither any Seller, nor, to the Sellers' Actual Knowledge, any of the other parties thereto, is in default under any Specified Contracts; and (c) to the

Sellers' Actual Knowledge, there is no condition or basis for any claim of a default by any party to any Tier I Specified Contract or event which, with notice, lapse of time or both, would constitute a default under any Tier I Specified Contract. The consummation of the transactions herein contemplated including, without limitation, the execution, delivery and performance by the Sellers of this Agreement and each of the other Transaction Documents to which a Seller is a party do not and will not constitute a violation of or default under (either immediately or upon notice, lapse of time or both) or result in a breach of a Tier I Specified Contract.

                  (3) True and correct copies of all of the Tier II Specified Contracts have been delivered to Buyer. All of the Tier II Specified Contracts are in full force and effect. Neither any Seller, nor, to the Sellers' Actual Knowledge, any of the other parties thereto, is in default under any Tier II Specified Contracts, except for any such default which would not have an Asset Material Adverse Effect. To the Sellers' Actual Knowledge, there is no condition or basis for any claim of a default by any party to any Tier II Specified Contract or event which, with notice, lapse of time or both, would constitute a default under any Tier II Specified Contract, in each case, except for any such default which would not have an Asset Material Adverse Effect. The consummation of the transactions herein contemplated including, without limitation, the execution, delivery and performance by the Sellers of this Agreement and each of the other Transaction Documents to which a Seller is a party do not and will not constitute a violation of or default under (either immediately or upon notice, lapse of time or both) or result in a breach of a Tier II Specified Contract, except for any such default which would not have an Asset Material Adverse Effect.

                  (4) Except as set forth on Schedule 4.13(2), Sellers have examined, monitored or otherwise policed, to the extent deemed prudent by Sellers and in accordance with the customary practices in the industry in which Sellers participate, the activities of all of the licensee counterparties under the Specified Contracts to verify that the products manufactured, sold or offered for sale under the Marks licensed to such licensees pursuant to the Specified Contracts meet, in all material respects, the quality control standards set forth in such Specified Contracts.

            4.14 Accounts Receivable. As of the Closing Date, no Seller has any Accounts Receivable.

            4.15 Inventory. As of the Closing Date, no Seller has any Inventory.

            4.16 Tangible Property. The Tangible Property of the Sellers which constitute Assets is in good operating condition and repair.

            4.17 Intangibles.

                  (1) All applications and registrations for the Marks, patents, and copyrights owned by the Sellers are listed on Schedule 4.17. All Intellectual Property Rights (other than in relation to Software) owned by the Sellers or that are licensed to the Sellers pursuant to a written license agreement are listed on Schedule 4.17. Except as disclosed in Schedule 4.17, to the Sellers' Actual Knowledge, all Sellers' rights in and to the Intangibles set forth in Schedule 4.17 are free and clear of any claims of infringement or Encumbrance (other than any Acknowledged Encumbrance). No Seller has received written notice that any Intangibles set forth in Schedule 4.17 is not valid, rightfully owned or used, and no Seller knows of any basis for any such charge or claim. To the Sellers' Actual Knowledge, none of the Intangibles set forth on
Schedule 4.17 infringes upon or violates the Intellectual Property Rights or other proprietary rights of any Person. Except as set forth on Schedule 4.17, no Seller has licensed any Person to use any Intangible set forth on Schedule 4.17 or other Intellectual Property Rights of any Seller, nor is any Seller obligated to pay any royalties, licensing fees or similar payments to any Person in respect thereof.

                  (2) Schedule 4.17 contains a complete and accurate list and summary description of all registrations and pending applications for the Marks. All registered Marks have been registered with the United States Patent and Trademark Office or the trademark office of the jurisdiction to which the registration pertains. To the Sellers' Actual Knowledge, the Marks are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within sixty (60) days after the date hereof, except as set forth on
Schedule 4.17. Except as set forth in Schedule 4.17, (i) no Mark is now involved in any opposition, invalidation or cancellation Proceeding and, to the Sellers' Actual Knowledge, no such action is threatened with respect to any of the Marks;
(ii) to the Sellers' Actual Knowledge, there is no potentially interfering trademark or trademark application of any other Person with regard to the Marks;
(iii) no Seller has received a written claim from any other Person challenging or threatening such Seller's ownership of the Marks; and (iv) where applicable, the Assets bear Marks accompanied by the proper federal registration notice where permitted by law except for where such failure to comply with proper federal registration notice is not material to the operation of the Assets, taken as a whole.

            4.18 Title. Except as set forth on Schedule 4.18, each Seller has good, valid and/or marketable title, as appropriate, to all of the Assets, free and clear of all Encumbrances (other than any Acknowledged Encumbrance).

            4.19 Indebtedness. All Indebtedness of each Seller as at the Closing Date is set forth on Schedule 4.19, which Schedule 4.19 specifically sets forth the true and accurate principal amount of Indebtedness outstanding, as of the Closing Date, under that certain Promissory Note, dated as of August 13, 2001, issued by Joe Boxer Licensing, LLC to Kmart Corporation (the "Kmart Promissory Note"), together with all accrued and unpaid interest thereon as of the Closing Date. Schedule 4.19 sets forth a true and correct aged list of each Seller's accounts payable as of the date hereof.

            4.20 Undisclosed Liabilities. As of the Closing Date, no Seller has any material Liabilities in respect of their respective businesses, other than
(1) Liabilities reflected or reserved for on the 2004 Financial Statement or in the notes thereto, (2) Liabilities that have arisen or been incurred since the date of the latest 2004 Financial Statement in the ordinary course of business consistent with past practices, or (3) Retained Liabilities.

            4.21 Customers and Licensees. To the Sellers' Actual Knowledge, no customer or licensee of a Seller under a Specified Contract intends to cancel or materially reduce its ongoing commercial relationship with the businesses of the Sellers.

            4.22 Employee Benefit Plans. Sellers do not sponsor, maintain or contribute to any Employee Benefit Plans for any employee of the Sellers.

            4.23 Insurance. Schedule 4.23 sets forth all Insurance Policies held by or on behalf of each Seller in respect of the Assets, specifying the insurer, the policy number (or covering note number with respect to binders), the risks covered, the premium, the deductibles and the amount of coverage provided and describing each pending claim thereunder of more than $10,000. No Seller is in default with respect to any provision contained in any such Insurance Policy nor, to the Sellers' Actual Knowledge, has any Seller failed to give any notice or present any claim under any such Insurance Policy in due and timely fashion. No Seller has received a written notice of cancellation, non-renewal or audit of any such Insurance Policy.

            4.24 Software. Schedule 4.24 is an accurate and complete list and description of all Software (except for any standard or "off-the-shelf" computer software) owned, licensed, leased or otherwise used by each Seller in connection with their respective businesses, and identifies which of such Software is owned, licensed, leased, or otherwise used, as the case may be. Except as set forth in Schedule 4.24, each Seller owns, free and clear of any Encumbrances (other than Acknowledged Encumbrances), or has a valid right to use pursuant to lease, license, sublicense, agreement or permission, all of the Software currently used by such Seller in connection with the its business. With respect to all Software owned by a third party and used by a Seller in connection with its business pursuant to a valid lease, license, sublicense, agreement or permission, (1) to the Sellers' Actual Knowledge, the lease, license, sublicense, agreement or permission covering such Software is valid, legally binding, enforceable and in full force and effect and may be transferred pursuant to this Agreement; (2) to the Sellers' Actual Knowledge, no party to any such lease, license, sublicense, agreement or permission is in breach thereof and no event has occurred which with notice or lapse of time would constitute a breach thereof, permitting termination or modification thereof; and
(3) no Seller has granted any sublicense, sublease or similar right with respect to any such lease, license, sublicense, agreement or permission.

            4.25 No Broker. Except as set forth in Schedule 4.25, no broker, finder, agent or similar intermediary engaged by a Seller has acted for or on behalf of any Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's fee, finder's fee, or similar fee or commission for which Buyer will be liable in connection therewith based on any agreement, arrangement or understanding with any Seller or any action taken by any Seller.

            4.26 Investment Matters. The Shares to be issued hereunder are being acquired for each Seller's and Principal's own account and not on behalf of any other Person, and all such Shares are being acquired for investment purposes only and not with a view to, or for sale in connection with, any resale or distribution of such Shares. Each of the Sellers and Principals has received or examined the SEC Reports. Each of the Sellers and Principals has had the opportunity to ask questions and receive answers from Buyer concerning Buyer, and have been furnished with all other information about Buyer which it has requested (it being understood that each Seller and each Principal is relying on the representations and warranties of Buyer set forth herein). Each Seller and Principal is an "accredited investor" as defined in Rule 501(a) of the Securities Act of 1933, as amended. Each Seller and Principal believes that it or he has been fully apprised of all facts and circumstances necessary to permit it or him to make an informed decision about acquiring the Shares, that it or he has sufficient knowledge and experience in business and financial matters that it or he is capable of evaluating the merits and risks of an investment in the Shares, and that it or he has the capacity to protect its or his own interests in connection with the transactions contemplated hereby. Each of the Sellers and Principals have been advised by Buyer and understand that, except as otherwise contemplated by this Agreement, (1) the Shares to be issued hereunder will not be registered under any federal or state securities laws at the time of the issuance thereof, (2) such Shares must be held indefinitely unless and until they are subsequently registered or an exemption from registration becomes available, (3) the certificates representing such Shares shall bear appropriate restrictive legends, and (4) Buyer shall have the right to direct the transfer agent of its common stock to place a stop transfer order against such certificates.

            4.27 Real Property. No Seller owns any Real Property.

            4.28 Assets. The Sellers own no material assets other than the Assets and the Excluded Assets.

      5. Representations and Warranties of Buyer. Knowing that Sellers and Principals rely thereon, Buyer represents, warrants and covenants to Sellers and Principals on the date hereof and on the Closing Date as follows:

            5.1 Subsidiaries. Buyer has no direct or indirect Subsidiaries, and does not own, directly or indirectly, any equity interest in or control, alone or in combination with others, any Persons, other than those listed in Schedule
5.1. Except as disclosed in Schedule 5.1, Buyer owns, directly or indirectly, all of the capital stock of each such Subsidiary free and clear of any and all Encumbrances, and all the issued and outstanding shares of capital stock of each such Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

            5.2 Due Incorporation and Qualification. Each of Buyer and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation (as applicable). Each of Buyer and its Subsidiaries has the corporate or other similar applicable power and authority necessary to own, lease and operate their respective assets and business, to carry on their respective businesses as and where such businesses are now conducted and, in the case of Buyer, to enter into and perform this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby upon the terms and conditions herein and therein provided. Each of Buyer and its Subsidiaries is duly qualified as a foreign corporation or other entity in good standing under the Laws of each jurisdiction in which the nature of their respective business or the location of any of their respective assets requires such licensing or qualification, except where the failure to be so qualified or licensed would not have a Buyer Material Adverse Effect.

            5.3 Authority to Execute and Perform Agreement. Buyer has the requisite corporate power and authority to execute, deliver and perform this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each other Transaction Document to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and each other Transaction Document to which Buyer is a party constitutes a valid and legally binding agreement of Buyer enforceable against Buyer in accordance with their respective terms and conditions, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting creditors' rights generally or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            5.4 No Breach. The consummation of the transactions herein contemplated including, without limitation, the execution, delivery and performance by Buyer of this Agreement and each of the other Transaction Documents to which it is a party do not and will not constitute a violation of or default under (either immediately or upon notice, lapse of time or both) or result in a breach of (a) Buyer's certificate of incorporation, bylaws or other organic governing documents, (b) any Contract to which Buyer or any of its Subsidiaries or any of their respective assets are bound, (c) any Judgment binding upon Buyer or any of its Subsidiaries, (d) any Permit; or (e) any Law (including federal and state securities laws) applicable to Buyer or any of its Subsidiaries or any of their respective assets, except, in the cases of clause
(b), (c), (d) or (e), any such violation, default or breach that would not have a Buyer Material Adverse Effect.

            5.5 No Broker. Except as set forth in Schedule 5.5, no broker, finder, agent or similar intermediary engaged by Buyer has acted for or on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's fee, finder's fee, or similar fee or commission for which any Seller or Principal will be liable in connection therewith based on any agreement, arrangement or understanding with Buyer or any action taken by Buyer.

            5.6 Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of Buyer as of the date hereof is set forth in Schedule 5.6. Except as set forth in Schedule 5.6, no securities of Buyer are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement and the other Transaction Documents. Except as a result of the purchase and sale of the Shares and except as disclosed in Schedule 5.6, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Buyer's Stock, or contracts, commitments, understandings or arrangements by which Buyer or any of its Subsidiaries is or may become bound to issue additional shares of Buyer's Stock, or securities or rights convertible or exchangeable into shares of Buyer's Stock. Except as set forth in Schedule 5.6, the issue and sale of the Shares will not, immediately or with the passage of time, obligate Buyer to issue shares of Buyer's Stock or other securities to any Person (other than the Sellers and Principals) and will not result in a right of any holder of Buyer securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of Buyer, except as set forth in the SEC Reports (as hereinafter defined), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon Buyer, beneficial ownership of in excess of 5% of the outstanding Buyer's Stock, ignoring for such purposes any limitation on the number of shares of Buyer's Stock that may be owned at any single time.

            5.7 Tax Matters. (i) The Buyer and its Subsidiaries have timely filed all Tax Returns (other than franchise Tax Returns) that are required to be filed before the Closing Date, (ii) the information provided on such Tax Returns is complete and accurate in all material respects and (iii) all Taxes shown to be due on such Tax Returns have been paid in full.

            5.8 Issuance of Buyer's Stock. The Shares to be issued in connection with this Agreement are duly authorized and, when issued in accordance herewith, will be duly and validly issued, fully paid and non-assessable, free and clear of all Encumbrances and other third party rights and shall not be subject to preemptive or similar rights. No registration under the Securities Act is required for the offer and sale of the Shares to the Sellers under this Agreement. Buyer is eligible to register the Shares for resale by the Sellers and the Principals under Form S-3 promulgated under the Securities Act. Buyer has not granted or agreed to grant any Person any rights (including "piggy-back" registration rights) to have any securities of Buyer registered with the Commission or any other governmental authority that have not been satisfied or waived.

            5.9 Filings, Consents and Approvals. Buyer is not required to obtain any Consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, The Nasdaq National Market or other Person in connection with the execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party.

            5.10 Regulatory Compliance. Since December 31, 2003, Buyer has duly and timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (the foregoing materials being collectively referred to herein as the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of the Buyer, except as set forth in the SEC Reports or as set forth on Schedule 5.10, since December 31, 2004, the Buyer has not entered into any agreement or arrangement, taken any action or incurred any Liability, nor has any event occurred, which, pursuant to applicable Laws, would require Buyer to disclose such agreement, arrangement, action, Liability or event in its annual report on Form 10-K for Buyer's fiscal year ended December 31, 2005. The financial statements of Buyer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, or, in the case of unaudited financial statements, as permitted by Rule 10-01 of Regulation S-X promulgated under the Securities Act and the Exchange Act, and fairly present in all material respects the financial position of Buyer and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

            5.11 No Buyer Material Adverse Change. Since December 31, 2004 there has not occurred a Buyer Material Adverse Change.

            5.12 Internal Accounting Controls. Buyer and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance in all material respects that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) access to assets is permitted only in accordance with management's general or specific authorization.

            5.13 Listing and Maintenance Requirements. Buyer's Stock is registered pursuant to the Exchange Act and is listed on The Nasdaq National Market, and Buyer has taken no action designed to terminate the registration of Buyer's Stock or delisting Buyer's Stock from The Nasdaq National Market. Buyer has not, in the two years preceding the date hereof, received notice (written or oral) from The Nasdaq National Market to the effect that Buyer is not in compliance with the listing or maintenance requirements thereof. Buyer is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of Buyer's Common Stock on The Nasdaq National Market. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of The Nasdaq National Market and no approval of the shareholders of Buyer is required for Buyer to issue and deliver to the Sellers the Shares as contemplated by this Agreement and the other Transaction Documents.

            5.14 Compliance with Laws. Except as set forth in Schedule 5.14, since January 1, 2002, the business of the Buyer and its Subsidiaries has been conducted in compliance with all applicable Laws, except for any failure to be so conducted that would not have a Buyer Material Adverse Effect.

            5.15 Investment Company. Buyer is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            5.16 Application of Takeover Protections. There are no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Buyer's certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Sellers or the Principals as a result of the Sellers and Buyer fulfilling their obligations or exercising their rights under this Agreement and the other Transaction Documents, including without limitation Buyer's issuance of the Shares.

      6. Closing Deliveries of Sellers. At the Closing, the Sellers shall deliver, or shall cause to be delivered, to Buyer the following:

            6.1 Opinion of Counsel. The opinion of Mayer, Brown, Rowe & Maw LLP, counsel to Sellers, dated the Closing Date and addressed to Buyer, substantially in the form of Exhibit "A" hereto.

            6.2 Transfer Documentation. Appropriate Documents and instruments of transfer for the Assets including, without limitation, bills of sale for all Tangible Property, assignments of all Intangibles (including all Intellectual Property Rights appurtenant thereto) and assignments of all assignable licenses and Permits relating to the Assets or the use, occupancy or operation thereof.

            6.3 Secretary Certificate. Copies of the resolutions of the board of directors (or its equivalent) and members of Sellers authorizing the execution and performance of this Agreement and the Organic Amendments, certified by each Seller's Secretary.

            6.4 Organic Amendments. A certificate of amendment to the certificate of formation of each of the Sellers (the "Organic Amendments") effecting a change in each such Seller's name to one which is not similar to its present corporate name.

            6.5 Good Standing Certificates. Certificates of good standing for each of the Sellers and their respective Subsidiaries from the Secretary of State of the jurisdiction of each such Person's formation dated no earlier than five days prior to the Closing Date.

            6.6 Incumbency Certificates. Certificate of incumbency and specimen signatures of all signatory officers of Sellers, certified by Sellers' respective Secretaries.

            6.7 Licensing Fees. The Licensing Fees specified in Section 2.1(2) shall be delivered to Buyer by wire transfer of immediately available funds in accordance with the written instructions of Buyer delivered to Sellers prior to the Closing (which Licensing Fees may be netted against the Cash Consideration if so agreed upon by the parties).

            6.8 Employment Agreements.

                  (1) William Sweedler shall execute and deliver an employment agreement (the "Sweedler Agreement"), substantially in the form of Exhibit "B".

                  (2) Andrew Tarshis shall execute and deliver an employment agreement (the "Tarshis Agreement"), substantially in the form of Exhibit "C".

      7. Closing Deliveries of Buyer. At the Closing, Buyer shall deliver, or shall cause to be delivered, to the Sellers the following:

            7.1 Opinion of Counsel. The opinion of Blank Rome LLP, counsel to Buyer, dated the Closing Date and addressed to Sellers, substantially in the form of Exhibit "D".

            7.2 Transfer Documentation. Appropriate Documents and instruments of transfer for the Assets including, without limitation, bills of sale for all Tangible Property, assignments of all Intangibles (including all Intellectual Property Rights appurtenant thereto) and assignments of all assignable licenses and Permits relating to the Assets or the use, occupancy or operation thereof.

            7.3 Secretary Certificate. Copies of the resolutions of the board of directors (or its equivalent) of Buyer authorizing the execution and performance of this Agreement and each other Transaction Document to which it is a party, certified by Buyer's Secretary.

            7.4 Good Standing Certificates. Certificates of good standing for Buyer and each of its Subsidiaries from the Secretary of State of the jurisdiction of each such Person's incorporation or formation dated no earlier than five days prior to the Closing Date.

            7.5 Incumbency Certificates. Certificate of incumbency and specimen signatures of all signatory officers of Buyer, certified by Buyer `s Secretary.

            7.6 Employment Agreements.

                  (1) Buyer shall execute and deliver the Sweedler Agreement.

                  (2) Buyer shall execute and deliver the Tarshis Agreement.

            8. Interpretation and Survival of Representations and Warranties. Notwithstanding any right of Buyer to fully investigate the affairs of Sellers (and vice versa) and notwithstanding any knowledge of facts determined or determinable by Buyer pursuant to such investigation or right of investigation (and vice versa), Buyer, Sellers and Principals have the right to rely fully upon the representations, warranties, covenants and agreements contained in this Agreement or in any document delivered to them or any representatives in connection with the transactions contemplated by this Agreement. Each warranty, representation and covenant contained herein is independent of all other warranties, representations and covenants contained herein (whether or not covering identical or related subject matter) and must be independently and separately complied with and satisfied. All representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder. Notwithstanding the foregoing:

            8.1 the representations and warranties of the Sellers contained in Sections 4.1, 4.2, 4.3, 4.13(2), 4.17, 4.18, 4.25 and 4.28 of this Agreement, the representations and warranties of Buyer contained in Sections 5.1, 5.2, 5.3, 5.4(a), 5.5, 5.6, 5.8 and 5.10 of this Agreement and the respective covenants and agreements of the parties hereto contained in this Agreement, and the related agreements of the Sellers, the Principals and Buyer to indemnify each other set forth in this Section 10, shall survive the Closing and continue in full force and effect indefinitely and the parties hereto shall have the right to seek indemnification from the Sellers, the Principals or Buyer, as the case may be, in respect thereof indefinitely; and

            8.2 all other representations and warranties of the Sellers and Buyer hereunder, and the related agreements of the Sellers, the Principals and Buyer to indemnify each other set forth in Section 10, shall survive the Closing and continue in full force and effect until, and all indemnification claims with respect thereto shall be made prior to, the eighteenth (18th) month anniversary of the Closing Date, except for representations, warranties and related indemnities for which an indemnification claim shall be pending as of the end of the applicable period referred to above, in which event such indemnities shall survive with respect to such indemnification claim until the final disposition thereof.

With respect to any representation, warranty and related indemnity, the period commencing on the date hereof and terminating on the date that such representation, warranty and indemnity expires pursuant to clause 8.1 or 8.2 above shall be referred to herein as the "Applicable Survival Period".

      9. Certain Post-Closing Obligations

            9.1 Voting Restrictions.

                  (a) Each Seller and Principal hereby agrees to vote the Shares owned or held of record by each of them in favor of matters approved by the Board of Directors of Buyer (the "Board") or at the direction of the Board, in each case, in connection with all matters seeking Buyer's stockholder approval, or to take all actions by written consent in lieu of any such meeting as directed by the Board, other than for Excluded Transactions until the earliest to occur of (i) the group comprised of William Sweedler, David Sweedler, Alan Rummelsburg and Joseph Sweedler do not own, in the aggregate, more than 1,000,000 Shares (as such number shall be appropriately adjusted for any stock split, stock combination or other similar event affecting the outstanding number of shares of Buyer's Stock occurring after the date hereof) (it being understood that the provisions of this clause (a) shall not apply to any Shares sold or otherwise transferred by any of the foregoing Persons to any other Person); (ii) the fourth (4th) anniversary of the Closing Date; and (iii) the termination of William Sweedler's employment by Buyer other than for Cause (as such term is defined in the Sweedler Agreement).

                  (b) So long as (i) William Sweedler is employed by Buyer as a senior executive officer of Buyer, or (ii) the group composed of William Sweedler, David Sweedler, Alan Rummelsburg and Joseph Sweedler own, in the aggregate, at least either (x) Two Million (2,000,000) shares of Buyer Stock (as such number shall be appropriately adjusted for any stock split, stock combination or other similar event affecting the outstanding number of shares of Buyer's Stock occurring after the date hereof) or (y) five percent (5%) of the issued and outstanding Buyer's Stock on a fully diluted basis, then (A) Buyer will recommend and include William Sweedler on the slate of director nominees to the Board included in Buyer's proxy statements in connection with its annual meeting of stockholders relating to the annual election of directors and (B) Neil Cole will vote the shares of Buyer's Stock that he is entitled to vote at such a meeting in favor of William Sweedler's election or re-election to the Board.

      9.2 Automatic Registration.

            (a) Not later than thirty (30) days after the Closing Date, Buyer shall prepare and file with the Commission a Registration Statement covering the resale of at least fifty percent (50%) of the Shares. The Registration Statement shall be on Form S-3 (except if Buyer is not then eligible to register for resale the Shares on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain a "Plan of Distribution" in form and substance agreed upon by the parties hereto and customary for transactions of this type. Buyer shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than one hundred twenty
(120) days after the Closing Date, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date when (i) all the Shares covered by the Registration Statement have been sold pursuant thereto or, so long as a Registration Statement covering all of the Shares is then effective, otherwise or (ii) the Shares may be publicly sold without volume restrictions under Rule 144(k) of the Securities Act as determined by the counsel to Buyer pursuant to a written opinion letter to such effect, addressed and acceptable to Buyer's transfer agent, the Sellers and the Principals (the "Effectiveness Period"). Buyer's obligation under this Section is subject to the applicable seller of the Shares being registered providing Buyer with such information regarding such seller and its ownership of shares of Buyer Stock as Buyer determines necessary to include in the Registration Statement.

            (b) In connection with Buyer's registration obligations hereunder, Buyer shall:

                  (i) Not less than two business days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, Buyer shall furnish to William Sweedler, who is hereby designated by the Sellers and Principals as the representative of the Principals and Sellers for the purposes of this Section 9.2 (in such capacity, the "Principal Representative") copies of all such documents proposed to be filed which documents will be subject to the review of the Principal Representative and one counsel to the Principal Representative. Buyer shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Principal Representative or counsel to the Principal Representative shall reasonably object in good faith.

                  (ii) (A) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Shares for the Effectiveness Period; (B) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 under the Securities Act; and (C) respond as promptly as practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Principal Representative true and complete copies of all correspondence from and to the Commission relating to the Registration Statement.

                  (iii) Notify the Principal Representative as promptly as practicable (and, in the case of (A)(1) below, not less than three business days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than two business days following the day (A)(1) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (2) when the Commission notifies Buyer whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (Buyer shall provide true and complete copies thereof and all written responses thereto to the Principal Representative); and (3) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Shares or the initiation of any Proceedings for that purpose; (D) of the receipt by Buyer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (E) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (iv) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (A) any order suspending the effectiveness of the Registration Statement, or (B) any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction, at the earliest practicable moment.

                  (v) Furnish to each Seller and each Principal, without charge, at least one conformed copy of the final Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

                  (vi) Promptly deliver to each Seller and each Principal, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. Buyer hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders in connection with the offering and sale of the Shares covered by such Prospectus and any amendment or supplement thereto.

                  (vii) Prior to any public offering of Shares, use its commercially reasonable efforts to register or qualify or cooperate with the selling holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Shares for offer and sale under the securities or Blue Sky laws of all jurisdictions within the United States reasonably requested by any Seller or Principal, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Shares covered by the Registration Statement; provided, that Buyer shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject Buyer to any material tax in any such jurisdiction where it is not then so subject.

                  (viii) Cooperate with the Sellers and the Principals to facilitate the timely preparation and delivery of certificates representing Shares to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Shares to be in such denominations and registered in such names as any such Persons may request.

                  (ix) Use commercially reasonable efforts to cause all Shares covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by Buyer are then listed.

                  (x) Upon the occurrence of any event contemplated by clause
(iii)(B) or (C), as promptly as practicable, take all such action as is necessary to cause the removal of any such stop order or any such suspension of the qualification or exemption from qualification.

                  (xi) Upon the occurrence of any event contemplated by clause
(iii)(E), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                        (xii) Comply with all applicable rules and regulations
                  of the Commission, take such other actions as may be reasonably necessary to facilitate the registration of the Shares hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this clause (xii), "Availability Date" means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of Buyer's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter).

                  (c) All fees and expenses incident to the performance of or compliance with the provisions of Section 9 of this Agreement by Buyer shall be borne by Buyer whether or not any Shares are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with The Nasdaq National Market, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Shares and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Shares included in the Registration Statement),
(iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for Buyer, (v) Securities Act liability insurance, if Buyer so desires such insurance, and (vi) fees and expenses of all other Persons retained by Buyer in connection with the consummation of the transactions contemplated by this Section 9. In addition, Buyer shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Section 9 (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Shares on any securities exchange as required hereunder.

                  (d) With a view to making available to the holders of Shares the benefits of Rule 144 (or its successor rule) under the Securities Act and any other rule or regulation of the Commission that may at any time permit such holders to sell Shares to the public without registration, Buyer covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, until the earlier of (A) such date as all of the Shares may be resold to the public without volume restrictions pursuant to Rule 144(k) under the Securities Act or any other rule of similar effect or (B) such date as all of the Shares shall have been resold;
(ii) file with the Commission in a timely manner all reports and other documents required to be so filed pursuant to Rule 144(c) under the Securities Act in order to permit the holders of the Shares to be entitled to transfer the Shares without registration pursuant to Rule 144 under the Securities Act; and (iii) furnish to each holder of Shares upon request (A) a written statement by Buyer that it has complied with the reporting requirements of the Exchange Act, (B) a copy of Buyer's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such holder of any rule or regulation of the Commission that permits the selling of any such Shares without registration.

                  (e) It is acknowledged and agreed that any holder of the Shares (whether or not such holder is a Seller or a Principal) is an intended third party beneficiary of the provisions of this Section 9.2; provided that (i) such holder agrees in writing to be bound by the provisions of this Section 9.2 applicable to such holder, (ii) such holder shall become the beneficial owner of such Shares prior to the effectiveness of the Registration Statement and (iii) such holder shall have notified Buyer of its intention to be included as a selling stockholder under the Registration Statement prior to (x) in the event that the Registration Statement is declared effective without the filing with the Commission of any amendments to the initial filing of the Registration Statement, the date of the initial filing of the Registration Statement with the Commission or (y) in the event that any amendments to the Registration Statement are filed with the Commission prior to the effectiveness of the Registration Statement, the date of the last amendment to the Registration Statement so filed with the Commission prior to the effectiveness of the Registration Statement.

            9.3 Other Registration Rights. If Buyer proposes to file a registration statement under the Securities Act for any underwritten sale of shares of any of Buyer's Stock, (whether for a secondary offering or for a primary offering,) Buyer shall give written notice of such registration to each Seller and Principal no later than 15 days before its filing with the Commission. If a Seller or Principal so requests in writing within 15 days after receipt of such notice, Buyer shall subject to the following sentence, allow such Seller or Principal to participate pro rata with the other selling stockholders in such offering. To the extent the underwriter or underwriters of Buyer's Stock being otherwise registered by Buyer shall determine that the inclusion of any shares of Buyer's Stock held by any stockholder of Buyer would jeopardize the successful sale at the desired price of Buyer's Stock proposed to be sold by such underwriter or underwriters, Buyer shall not be obligated to include all the shares of Buyer's Stock of any stockholder of Buyer desiring to participate, in which case each participating Seller or Principal shall be entitled to participate in any such reduced number of shares of Buyer's Stock (if any) which may be included in such registration along with any stockholders of Buyer exercising rights with respect to such registration on a pro rata basis in proportion to their relative holdings of shares of Buyer's Stock (including shares of Buyer's Stock issuable upon exercise of any vested and immediately exercisable options held by such holder), in the aggregate. It is acknowledged and agreed that any holder of the Shares that is a Permitted Holder of a Seller or Principal is any intended third party beneficiary of the provisions of this
Section 9.3; provided that such Permitted Holder shall have notified Buyer of its status as a holder of the Shares.

            9.4 Form D. Buyer shall file on a timely basis a Notice of Sale of Securities on Form D with respect to the Shares and shall provide a copy thereof to the Principal Representative.

            9.5 Integration. Buyer shall not, and shall use its best efforts to ensure that no Affiliate of Buyer shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of Buyer's Stock in a manner that would require the registration under the Securities Act of the sale of Buyer's Stock to the Sellers, or that would be integrated with the offer or sale of Buyer's Stock for purposes of the rules and regulations of The Nasdaq National Market such that the transaction contemplated hereby would violate any such rule or regulations.

            9.6 Cooperation on Tax Matters.

            (a) Sellers, the Principals and Buyer shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Agreement and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Sellers and Principals agree to retain all books and records with respect to Tax matters pertinent to the Sellers relating to any Tax period beginning before the Closing Date until the expiration of the statute of limitations (including any applicable extensions) of the respective Tax periods, and to abide by all record retention agreements entered into with any governmental authority.

            (b) For income tax purposes, the parties hereto acknowledge that while all of the Assets are hereby being purchased by Buyer, those Assets comprising Intangibles and Intellectual Property Rights are simultaneously herewith being contributed by Buyer to the capital of IP Holdings in accordance with Section 2.5.

            9.7 Assistance with Audits. Sellers shall, at Buyer's expense, use its best efforts to take all actions, including the making available of Sellers' accountants and the granting of access to Buyer and its accountants to all Books and Records of the Sellers, to assist Buyer in connection with Buyer's preparation of financial statements as required by Items 2.01 and 9.01 of Form 8-K in order for Buyer to meet its Form 8-K obligations within the applicable time period required by such form.

      10. Indemnification.

            10.1 Obligation of Sellers and Principals to Indemnify. Sellers and Principals shall, jointly and severally, indemnify, defend and hold harmless Buyer and its officers, directors, shareholders and affiliates (collectively, the "Buyer Indemnified Parties") from and against any and all Losses with respect to the following:

                  (1) any breach of any representation or warranty of Sellers contained in this Agreement or in any other Transaction Document (a "Seller Failure of Representation");

                  (2) any breach of or failure to perform any covenant, agreement or obligation of any Seller or Principal contained in this Agreement or in any other Transaction Document (a "Seller Failure of Covenant");

                  (3) all Retained Liabilities (which, for the avoidance of doubt, shall include all Graham Retained Liabilities) (a "Retained Liability Loss"); and/or

                  (4) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding a Seller or a Principal or such Seller's or Principal's proposed method of distribution of Shares, in each case, furnished in writing to Buyer by such Seller or Principal expressly for use therein (a "Seller Securities Law Loss").

      For the avoidance of doubt, it is hereby acknowledged and agreed that the indemnification obligations of Sellers and Principals pursuant to this Section 10 in respect of any Retained Liability Loss shall be enforceable against Sellers and Principals whether or not any Seller Failure of Representation shall exist with respect to the subject matter underlying such Retained Liability Loss.

            10.2 Limitation as to the Sellers' and the Principals' Indemnification Obligations. The following provisions of this Section 10.2 shall limit the respective indemnification obligations of the Sellers and the Principals hereunder:

                  (1) Limitation as to Time. Notwithstanding anything set forth in this Agreement to the contrary, no Seller nor any Principal shall have any indemnification liability under this Section 10 to any Buyer Indemnified Party in respect of any Seller Failure of Representation from and after the Applicable Survival Period.

                  (2) Limitation as to Minimum Aggregate Claims. Notwithstanding anything set forth in this Agreement to the contrary, no Seller nor any Principal shall have any indemnification liability under this Section 10 to any Buyer Indemnified Party with respect to any Losses in connection with any First Level Capped Seller Failure of Representation, Second Level Capped Seller Failure of Representation, any Seller Failure of Covenant or any Retained Liability Loss until the aggregate dollar amount of all such Losses indemnifiable hereunder exceeds $750,000 and then only to the extent such Losses exceed such $750,000 threshold.

            (3) Limitation as to Maximum Aggregate Claims.

                  (a) First Level. Notwithstanding anything set forth in this Agreement to the contrary, the maximum aggregate collective indemnification liability of the Sellers and the Principals under this Section 10 in connection with all First Level Capped Seller Failure of Representations and all Seller Failure of Covenants shall in no event exceed $7,500,000 in the aggregate.

                  (b) Second Level. Notwithstanding anything set forth in this Agreement to the contrary, the maximum aggregate collective indemnification liability of the Sellers and the Principals under this Section 10 in connection with all Second Level Capped Seller Failure of Representations shall in no event exceed $20,000,000 in the aggregate.

                  (c) Tier I Specified Contracts. Notwithstanding anything set forth in this Agreement to the contrary, the aggregate collective indemnification liability of the Sellers and the Principals under this Section 10 in connection with a Tier I Specified Contract Failure of Representation shall equal the amount, if any, by which (i) the Applicable Royalties in respect of such Tier I Specified Contract Failure of Representation exceeds (ii) the aggregate amount of licensing fees received (or accrued) by Buyer or any of affiliates from the licensing of a Mark that was otherwise licensed to the applicable Tier I Specified Contract Counterparty pursuant to the applicable Tier I Specified Contract to any other Person from the date that the applicable Tier I Specified Contract Counterparty shall have failed to pay any Applicable Royalties through the last date of the current term of the applicable Tier I Specified Contract.

                  (d) Aggregate Limitation. Notwithstanding anything set forth in this Agreement to the contrary, the maximum aggregate collective indemnification liability of the Sellers and the Principals under this Section 10 in respect of any indemnifiable Loss (other than a Seller Securities Law Loss (which shall be subject to the limitations set forth in clause (e) below)) shall in no event exceed the sum of (i) $40,000,000 plus (ii) the product of (x) 4,350,000, times (y) the closing sales price per share of Buyer's Stock on The Nasdaq National Market on the date immediately preceding the Closing Date.

                  (e) Seller Securities Law Losses. Notwithstanding anything set forth in this Agreement to the contrary, the maximum aggregate collective indemnification liability of the Sellers and the Principals under this Section 10 in connection with a Seller Securities Law Loss shall in no event exceed the dollar amount of the net cash proceeds received by the applicable Seller or the applicable Principal upon the sale of the Shares giving rise to such indemnification obligation.

                  (f) Overlapping Claims. Notwithstanding anything set forth in this Agreement to the contrary, to the extent that the same or related underlying facts, events, claims or circumstances gives rise to indemnifiable Losses in respect of two or more of (x) a First Level Capped Seller Failure of

Representations, (y) a Second Level Capped Seller Failure of Representations and/or (z) a Tier I Specified Contract Failure of Representation, the maximum aggregate collective indemnification liability of the Sellers and the Principals under this Section 10 in respect of such underlying facts, events, claims or circumstances shall be the highest amount then available for indemnification under clause (a), (b) and/or (c) above, as applicable, and the Seller Indemnified Parties shall not be entitled to aggregate any two or more of such available indemnification amounts in respect of such underlying facts, events, claims or circumstances.

                  (4) Limitation as to Form of Indemnification Payment. In the event that any Seller or any Principal shall, pursuant to the terms of this Agreement, be obligated to make any indemnification payment to Buyer under this
Section 10, such Seller or such Principal may, at such Seller's or such Principal's option, make such payment in cash, in the form of shares of Buyer's Stock or any combination thereof; provided, however, that, notwithstanding the foregoing, in the event that any such Seller or Principal shall be obligated to make any such indemnification payment in respect of a Tier I Specified Contract Failure of Representation, such Seller or Principal shall be obligated to make such payment in cash. For the purpose of the foregoing, in the event that any Seller or any Principal shall elect to make any indemnification payment (or any portion thereof) in the form of shares of Buyer's Stock, each such share of Buyer's Stock shall be deemed to be valued at the closing sales price per share of Buyer's Stock on The Nasdaq National Market on the trading date immediately preceding the date such payment is made.

            10.3 Obligation of Buyer to Indemnify. Buyer shall indemnify, defend and hold harmless the Sellers and the Principals and their respective officers, directors, shareholders and affiliates (collectively, the "Seller Indemnified Parties") from and against any and all Losses with respect to the following:

                  (1) any breach of any representation or warranty of Buyer contained in this Agreement or in any other Transaction Document (a "Buyer Failure of Representation");

                  (2) any breach of or failure to perform any covenant, agreement or obligation of Buyer contained in this Agreement or in any other Transaction Document (a "Buyer Failure of Covenant");

                  (3) all Specified Liabilities (a "Specified Liability Loss");

                  (4) any claim or Proceeding brought by any Person against any Seller Indemnified Party after the Closing asserting any Liability of the business of the Buyer or any of its Subsidiaries or the Assets arising from any event, fact or circumstance arising out of or relating to the ownership or operation of the business of the Buyer or any of its Subsidiaries or the Assets by Buyer after the Closing (a "Post-Closing Activity Loss"); and/or

                  (5) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements or omissions are based solely upon information regarding such Seller Indemnified Party or such Seller Indemnified Party's proposed method of distribution of Shares, in each case, furnished in writing to Buyer by such Seller Indemnified Party expressly for use therein.

            10.4 Limitation as to the Buyer's Indemnification Obligations. The following provisions of this Section 10.4 shall limit the respective indemnification obligations of the Buyer hereunder:

                  (1) Limitation as to Time. Notwithstanding anything set forth in this Agreement to the contrary, Buyer shall not have any indemnification liability under this Section 10 to any Seller Indemnified Party in respect of any Buyer Failure of Representation from and after the Applicable Survival Period.

                  (2) Limitation as to Minimum Aggregate Claims. Notwithstanding anything set forth in this Agreement to the contrary, Buyer shall not have any indemnification liability under this Section 10 to any Seller Indemnified Party with respect to any Losses in connection with any Buyer Failure of Representation, any Buyer Failure of Covenant, any Specified Liability Loss or any Post-Closing Activity Loss until the aggregate dollar amount of all such Losses indemnifiable hereunder exceeds $750,000 and then only to the extent such Losses exceed such $750,000 threshold.

                  (3) Limitation as to Maximum Aggregate Claims. Notwithstanding anything set forth in this Agreement to the contrary, the maximum aggregate indemnification liability of Buyer under this Section 10 in connection with all Buyer Failure of Representations and all Buyer Failure of Covenants shall in no event exceed $7,500,000 in the aggregate.

            10.5 Third Party Claims. If a claim by a third party is made against any party or parties hereto and the party or parties against whom said claim is made intends to seek indemnification with respect thereto under Sections 10.1 or 10.3, the party or parties seeking such indemnification shall promptly notify the indemnifying party or parties, in writing, of such claim; provided, however, that the failure to give such notice shall not affect the rights of the indemnified party or parties hereunder except to the extent that such failure materially and adversely affects the indemnifying party or parties due to the inability to timely defend such action. The indemnifying party or parties shall have 10 business days after said notice is given to elect, by written notice given to the indemnified party or parties, to undertake, conduct and control, through counsel of their own choosing (subject to the consent of the indemnified party or parties, such consent not to be unreasonably withheld (it being understood that such consent shall not be withheld (i) in the event that the indemnifying party is any Seller or any Principal and such counsel is Mayer,

Brown, Rowe & Maw LLP or (ii) in the event that the indemnifying party is Buyer and such counsel is Blank Rome LLP) and at their sole risk and expense, the good faith settlement or defense of such claim, and the indemnified party or parties shall cooperate with the indemnifying parties in connection therewith; provided:
(a) all settlements require the prior reasonable consultation with the indemnified party and the prior written consent of the indemnified party, which consent shall not be unreasonably withheld (provided, that, no such consent will be required in the event that such settlement contains (i) no admission of liability and (ii) an unconditional release of the indemnified party from any and all Liability in respect thereof), and (b) the indemnified party or parties shall be entitled to participate in such settlement or defense through counsel chosen by the indemnified party or parties, provided that the fees and expenses of such counsel shall be borne exclusively by the indemnified party or parties. No indemnified party or parties shall have the right to pay or settle any such claim at any time without the prior consent of the indemnifying party, provided that in such event they shall waive any right of indemnification therefor by the indemnifying party or parties. If the indemnifying party or parties do not contest in good faith any such claim and fail to make a timely election to undertake the good faith defense or settlement of the claim as aforesaid, or if the indemnifying parties fail to proceed with the good faith defense or settlement of the matter after making such election to proceed, then, in either such event, the indemnified party or parties shall have the right to contest, settle or compromise (provided that all settlements or compromises require the prior reasonable consultation with the indemnifying party and the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld) the claim at their exclusive discretion, at the risk and expense of the indemnifying parties.

            10.6 Assistance. Regardless of which party is controlling the defense of any claim, each party shall act in good faith and shall provide reasonable documents and cooperation to the party handling the defense.

      11. Waiver of Bulk Sales Compliance. Buyer waives compliance by Sellers with the provisions of Article 6 of the Uniform Commercial Code (Bulk Sales Law) in each applicable jurisdiction.

      12. Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, each party shall pay its own expenses incident to preparing for, entering into and carrying into effect this Agreement and the transactions contemplated hereby. The Buyer shall pay all stock transfer or other Taxes which are required to be paid in connection with the sale and issuance of the Shares pursuant to this Agreement. Except as otherwise set forth herein, the Sellers, on the one hand, and Buyer, on the other hand, shall each pay fifty percent of all sales, transfer, stamp, recording and similar Taxes, if any, incurred in connection with any Intangibles and Tangible Property conveyed to Buyer hereunder.

      13. Further Assurances.

            13.1 At any time and from time to time after the Closing Date, at any party's request and without further consideration, any other party hereto will promptly execute and deliver all such further Documents or perform such acts as the requesting party may reasonably request in order to more fully consummate the transactions contemplated herein.

      14. Non-compete.

            14.1 Each of the Sellers and Principals (other than William Sweedler) hereby agrees for a period of eighteen months after the Closing Date, not to, within any State within the United States in which the Sellers now conduct business, (i) conduct any business using any name consisting of the Marks or any confusingly similar names, or (ii) take any other action which constitutes a direct and material interference with or a direct and material disruption of Buyer's operation or use, ownership and enjoyment of the Assets after the Closing Date, which action directly results in a material reduction in Buyer's revenues from the licensing of the Marks to Kmart Corporation pursuant to the Kmart Contract for use in connection with the sale of items in Kmart stores bearing such Marks. At no time prior to the eighteenth month anniversary of the Closing Date shall any of the Sellers or Principals, directly or indirectly, disparage the commercial, business or financial reputation of the Buyer or any of its Subsidiaries.

            14.2 The parties hereto hereby acknowledge and agree that (i) Buyer would be irreparably injured in the event of a breach by any of the Sellers or Principals of any of their obligations under this Section 14, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) Buyer shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach. It is hereby also agreed that the existence of any claims which Sellers or Principals may have against Buyer, whether under this Agreement or otherwise, shall not be a defense to the enforcement by Buyer of any of the rights under this Section 14.

            14.3 It is the intent of the parties hereto that the covenants contained in this Section 14 shall be enforced to the fullest extent permissible under the laws of and public policies of each jurisdiction in which enforcement is sought (the Sellers and Principals hereby acknowledge that said restrictions are reasonably necessary for the protection of Buyer). Accordingly, it is hereby agreed that if any one or more of the provisions of Section 14 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible.

            14.4 The provisions of this Section 14 shall be in addition to, and not in lieu of, any other obligations with respect to the subject matter hereof, whether arising as a matter of contract, by law or otherwise, including, but not limited to, any obligations which may be contained in any employment agreements between the Principals and Buyer entered into at or after the Closing.

      15. Miscellaneous.

            15.1 Publicity. The parties shall consult with each other before issuing any press release with respect to the Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other parties, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that Buyer may, without the prior consent of the other parties (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement as may upon the advice of outside counsel be required by law or the rules and regulations of The Nasdaq National Market.

            15.2 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either delivered personally to the addressee, or mailed, certified or registered mail or express mail, postage prepaid, or sent by a nationally recognized courier service, service charges prepaid, and shall be deemed given when so delivered personally, if by certified or registered mail, four days after the date of mailing or if express mailed or sent by a nationally recognized courier service, two days after the date of mailing, as follows:

                             (1) If to Buyer:

                                 Iconix Brand Group, Inc.
                                 215 West 40th Street, 6th Floor
                                 New York, New York  10008
                                 Attn:  Neil Cole, President

                              With a required copy to:

                                 Blank Rome LLP
                                 405 Lexington Avenue
                                 New York, New York 10174
                                 Attn:  Robert J. Mittman, Esq.

                             (2) If to Sellers:

                                  Joe Boxer Company, LLC
                                  c/o Windsong Allegiance Group LLC
                                  1599 Post Road East
                                  Westport, CT  06880
                                  Attn:  Andrew Tarshis

                              With a required copy to:

                                  Mayer, Brown, Rowe & Maw LLP
                                  1675 Broadway
                                  New York, NY 10019
                                  Attn:  Nazim Zilkha, Esq.

                             (3) If to Principals, to the addresses set forth
                                 on Annex A

                              With a required copy to:

                                  Mayer, Brown, Rowe & Maw LLP
                                  1675 Broadway
                                  New York, NY 10019
                                  Attn:  Nazim Zilkha, Esq.

and to such other address or addresses as Buyer, Sellers or Principals, as the case may be, may designate to the other by notice as set forth above.

            15.3 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, written or oral, with respect thereto. It is hereby acknowledged and agreed that that certain letter agreement, dated as of June 24, 2005, among Joe Boxer Co., LLC and Candie's Inc., and each of the rights and obligations of the parties thereto, are hereby terminated in its entirety.

            15.4 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

            15.5 Binding Agreement. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties hereto and their respective heirs, legal representatives, executors, successors and assigns.

            15.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made, delivered and to be performed entirely within such State.

            15.7 Assignment. This Agreement and the rights and obligations of the parties hereto shall not be assigned by any party to any Person without the prior written consent of each of the other parties hereto (which consent shall not be unreasonably withheld). Nothing in this Agreement, unless otherwise expressly provided, is intended to confer upon any Person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

            15.8 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

            15.9 Severability. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect.

            15.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            15.11 Exhibits and Schedules. The Exhibits and Schedules to this Agreement are a part of this Agreement as if set forth in full herein.

            15.12 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            15.13 Consent to Jurisdiction and Service of Process. Any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the State of New York, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such Proceeding, and irrevocably submits to the jurisdiction of any such court in any such Proceeding. Any and all service of process and any other notice in any such Proceeding shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal Proceedings or otherwise proceed.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER                                    SELLERS

ICONIX BRAND GROUP, INC.                 JOE BOXER COMPANY, LLC

By:  /s/ Neil Cole                       By:    /s/ William Sweedler
     -----------------------                    -----------------------
Name:  Neil Cole                         Name:  William Sweedler
Title:   President and                   Title:
CEO                                      CEO/Manager

                                         JOE BOXER LICENSING, LLC

                                         By:    /s/ William Sweedler
                                                -----------------------
                                         Name:  William Sweedler
                                         Title:
                                         CEO/Manager

NEIL COLE                                JBC CANADA HOLDINGS, LLC
As to Section 9.1(b) only.
                                         By:    /s/ William Sweedler
                                                -----------------------
     /s/ Neil Cole                       Name:  William Sweedler
     -----------------------             Title:
                                         CEO/Manager

                                         JOE BOXER CANADA, LP

                                         By:    /s/ William Sweedler
                                                -----------------------
                                         Name:  William Sweedler
                                         Title:
                                         CEO/Member


PRINCIPALS:

William Sweedler                         David Sweedler

     /s/ William Sweedler                   /s/ David Sweedler
     -----------------------                -----------------------

Alan Rummelsburg                         Joseph Sweedler

     /s/ Alan Rummelsburg                   /s/ Joseph Sweedler
     -----------------------                -----------------------

                                         Arnold Suresky

                                            /s/ Arnold Suresky
                                            -----------------------

List of Omitted Schedules and Exhibits:
---------------------------------------

SCHEDULE        DESCRIPTION

    2.1(3)      Specified Contracts
    2.3(3)      Assumed Liabilities
    3.3         Purchase Price Allocation
    4.2         Seller Equity Interests
    4.4         Seller Financial Statements
    4.6         Seller Tax Matters
    4.8         Seller Permits
    4.10        Seller Consents
    4.13(1)     Seller Contracts
    4.13(2)     Tier I Specified Contracts
    4.14        Seller Accounts Receivable
    4.15        Seller Inventory
    4.17        Seller Intangibles
    4.18        Seller Title
    4.19        Seller Indebtedness
    4.22        Seller Benefit Plans
    4.23        Seller Insurance
    4.24        Seller Software
    4.25        No Seller Broker
    5.1         Buyer Subsidiaries
    5.5         No Buyer Broker
    5.6         Buyer Capitalization
    5.10        Buyer Regulatory Compliance
    5.15        Buyer Compliance with Laws


Exhibit A       Opinion of Sellers' Counsel

Exhibit B       Employment Agreement dated July 22, 2005 between Iconix Brand
                Group, Inc. and William Sweedler.

Exhibit C       Employment Agreement dated dated July 22, 2005 between Iconix
                Brand Group, Inc. and Andrew Tarshis.

Exhibit D       Opinion of Buyer's Counsel.